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                                                                    EXHIBIT 99.1


                           SPRINGBANK NETWORKS, INC.
                           ------------------------

                      FOUNDER'S STOCK PURCHASE AGREEMENT
                      ----------------------------------

          THIS FOUNDER'S STOCK PURCHASE AGREEMENT (the "Agreement") is made as of this 2nd day of January, 2000, by and between SPRINGBANK NETWORKS, INC., a
Delaware corporation (the "Company"), and                                (the
"Purchaser").

     1.   Purchase of Shares.
          ------------------

          1.1  Purchase.  Purchaser hereby purchases, and the Company hereby
               --------
sells to Purchaser, 1,250,000 shares of the Company's Common Stock (the "Purchased Shares") at a purchase price of $0.001 per share for an aggregate purchase price of $1,250.00 (the "Purchase Price").

          1.2  Payment.  Concurrently with the execution of this Agreement,
               -------
Purchaser shall pay the Purchase Price for the Purchased Shares, by check or by cancellation of indebtedness of the Company to Purchaser. Purchaser shall also deliver to the Secretary of the Company a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit A) and any
                                                          ---------
additional documents required by the Company as a condition for the purchase.

          1.3  Delivery of Certificates.  The certificates representing the
               ------------------------
Purchased Shares purchased hereunder and subject to the Company's repurchase rights under Article 5 hereof shall be held in escrow by the Secretary of the Company as provided in Article 5 hereof.

     2.   Securities Law Compliance.
          -------------------------

          2.1  Exemption from Registration.  The Purchased Shares have not been
               ---------------------------
registered under the Securities Act of 1933, as amended (the "1933 Act") and are being issued to Purchaser in reliance upon the exemption from such registration provided by Rule 701 of the Securities and Exchange Commission (the "Commission") for stock issuances under compensatory benefit arrangements such as this Agreement. Purchaser hereby acknowledges receipt of a copy of this Agreement.

          2.2  Restricted Securities.
               ---------------------

               (a) Purchaser hereby confirms that Purchaser has been informed that the Purchased Shares are "restricted securities" under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Purchaser hereby acknowledges that Purchaser is prepared to hold the Purchased Shares for an indefinite period.

               (b) Purchaser is aware of the adoption of Rule 144 by the Commission, promulgated under the 1933 Act, which permits limited public resales of securities
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acquired in a nonpublic offering, subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the issuer, the resale occurring not less than one (1) year after the Purchaser has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "broker's transaction" and the amount of securities being sold during any three (3) month period not exceeding specified limitations. Purchaser is aware that Rule 144 of the Commission under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act. Purchaser further represents that he understands that at the time he wishes to sell the Purchased Shares there may be no public market upon which to make such a sale, and that, even if such a public market exists for the Company's Common Stock, the Company may not be satisfying the current public information requirement of Rule 144 or other conditions under Rule 144 which are required of the Company. If so, Purchaser understands that he will be precluded from selling the securities under Rule 144.

               (c) Purchaser represents that prior to acquisition of the Purchased Shares, Purchaser acquired sufficient information about the Company to reach an informed knowledgeable decision to acquire the Purchased Shares. Purchaser has such knowledge and experience in financial and business matters as to make him capable of evaluating the risks of the prospective investment and to make an informed investment decision. Purchaser is able to bear the economic risk of his investment in the Purchased Shares. Purchaser agrees not to make, without the prior written consent of the Company, any public offering or sale of the Purchased Shares although permitted to do so pursuant to Rule 144(k) promulgated under the 1933 Act, until the earlier of the date on which the Company effects its initial registered public offering pursuant to the 1933 Act or the date on which it becomes a registered company pursuant to section 12(g) of the Securities and Exch ange Act of 1934.

          2.3  Disposition of Shares.  Purchaser hereby agrees that Purchaser
               ---------------------
shall make no disposition of the Purchased Shares (other than a permitted transfer under Section 4.1) unless and until:

               (a) Purchaser shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

               (b) Purchaser shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares; and

               (c) Purchaser shall have provided the Company an opinion of counsel in form and substance satisfactory to the Company, that (i) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

          The Company shall not be required (i) to transfer on its books any Purchased Shares that have been sold or transferred in violation of the provisions of this Article 2 nor (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to,

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any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

          2.4  Restrictive Legends.  In order to reflect the restrictions on the
               -------------------
disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with restrictive legends, including the following legend:

               (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED."

               (b) If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

     3.   Special Provisions.
          ------------------

          3.1  Stockholder Rights.  Until such time as the Company actually
               ------------------
exercises its repurchase rights under this Agreement, Purchaser (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Purchased Shares, including the Purchased Shares held in escrow under Article 7, subject, however, to the transfer restrictions of Article 4.

          3.2  Section 83(b)Election.  Purchaser understands that under section
               ---------------------
83 of the Internal Revenue Code of 1986, as amended (the "Code"), the difference between the Purchase Price paid for the Purchased Shares and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, the term "forfeiture restrictions" includes the right of the Company to repurchase the Purchased Shares under Article 5 of this Agreement. Purchaser understands that he may elect to be taxed at the time the Purchased Shares are acquired hereunder to the extent the fair market value of the Purchased Shares differs from the Purchase Price rather than when such Purchased Shares cease to be subject to such forfeiture restrictions, by filing an election under section 83(b) of the Code with the I.R.S. within thirty (30) days after the date of purchase hereunder. The form for making this election is attached as Exhibit B hereto.
                                                             ---------
Purchaser understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by Purchaser (in the event the fair market value of the Purchased Shares increases after the date of purchase) as the forfeiture restrictions lapse. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF. PURCHASER IS RELYING SOLELY ON HIS

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ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b)
ELECTION.

          3.3  Market Stand-Off.
               ----------------

               (a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Company's initial public offering, Purchaser shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Purchased Shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters (not to exceed one hundred eighty (180) days). This Section 3.3 shall only remain in effect for the two-year period following the effective date of the Company's initial public offering.

               (b) Purchaser shall be subject to the market standoff provisions of this Section 3.3 only if the officers and directors of the Company are also subject to similar arrangements.

               (c) In the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock effected without receipt of consideration, then any new, substituted, or additional securities distributed with respect to the Purchased Shares shall be immediately subject to the provisions of this Section 3.3, to the same extent the Purchased Shares are at such time covered by such provisions.

          3.4  Stop Transfer.  In order to enforce the provisions of Section
               -------------
3.3, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable standoff period.

     4.   Transfer Restrictions.
          ---------------------

          4.1  Restriction on Transfer.  Purchaser shall not transfer, assign,
               -----------------------
encumber, or otherwise dispose of any of the Purchased Shares that are subject to the Company's Repurchase Right under Article 5. In addition, Purchased Shares that are released from the Repurchase Right shall not be transferred, assigned, encumbered, or otherwise made the subject of disposition in contravention of the Company's First Refusal Right under Article 6. Such restrictions on transfer, however, shall not be applicable if Purchaser receives prior written consent from the Company to (a) a gratuitous transfer of the Purchased Shares made to Purchaser's immediate family, including parents, siblings, spouse or issue, including adopted children, or to a trust for the exclusive benefit of Purchaser or members of Purchaser's immediate family, (b) a transfer of title to the Purchased Shares effected pursuant to Purchaser's will or the laws of intestate succession, or (c) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Purchaser in connection with the acquisition of the Purchased Shares.

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          4.2  Transferee Obligations.  Each person (other than the Company) to
               ----------------------
whom the Purchased Shares are transferred by means of one of the permitted transfers specified in Section 4.1 must, as a condition precedent to such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (a) both the Company's Repurchase Right and the Company's First Refusal Right granted hereunder and (b) the market stand-off provisions of Section 3.3, to the same extent such shares would be so subject if retained by Purchaser.

          4.3  Definition of Owner.  For purposes of Articles 5, 6 and 7 of this
               -------------------
Agreement, the term "Owner" shall include Purchaser and all subsequent holders of the Purchased Shares who derive their chain of ownership through a permitted transfer from Purchaser in accordance with Section 4.1.

     5.   Repurchase Right.
          ----------------

          5.1  Grant.  The Company is hereby granted the right (the "Repurchase
               -----
Right"), exercisable at any time during the sixty (60) day period following the date Purchaser ceases for any reason to be a Service Provider (hereinafter defined) to the Company, to repurchase at the Purchase Price all or (at the discretion of the Company and with the consent of Purchaser) any portion of the Purchased Shares in which Purchaser has not acquired a vested interest in accordance with Sections 5.3 and 5.4 (such shares hereinafter referred to as the "Unvested Shares"). For purposes of this Agreement, Purchaser shall be deemed to be a Service Provider to the Company for so long as Purchaser renders periodic services to the Company or one or more of its parent or subsidiary corporations as an employee, director or consultant.

          5.2  Exercise of the Repurchase Right.  Subject to Section 5.4, the
               --------------------------------
Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares prior to the expiration of the sixty (60) day period specified in Section 5.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. To the extent one or more certificates representing Unvested Shares may have been previously delivered out of escrow to the Owner, then the Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Company the certificates representing the Unvested Shares to be repurchased, properly endorsed for transfer. The Company shall, concurrently with the receipt of such stock certificates, pay to the Owner in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares that are to be repurchased. The Owner agrees to cooperate affirmatively with the Company, to the extent reasonably requested by the Company, to enforce rights and obligations pursuant to this Agreement, and the Owner further agrees and acknowledges that the Company shall have the right to cancel certificates representing any Unvested Shares on its books and records in the event the Owner thereof fails to deliver certificates representing such Unvested Shares upon notice by the Company of its intention to exercise the Repurchase Right described herein and the Owner thereafter shall have no rights as a stockholder of such Unvested Shares.

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          5.3  Termination of the Repurchase Right.  Subject to Section 5.4, the
               -----------------------------------
Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Section 5.2. In addition, the Repurchase Right shall terminate with respect to any and all Purchased Shares in which Purchaser vests in accordance with the schedule below. All share numbers contained in this Section 5 shall be adjusted for any stock dividends, combinations or splits with respect to such shares. Accordingly, provided Purchaser continues to be a Service Provider to the Company, Purchaser shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Purchased Shares in accordance with the following vesting schedule:

                    (i) Upon the execution of this Agreement, Purchaser shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, five percent (5%) of the Purchased Shares (62,500 shares).

                    (ii) With respect to the remaining ninety-five percent (95%) of the Purchased Shares (1,187,500 shares), Purchaser shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, such shares over a four (4) year period following January __, 2000 (the "Commencement Date"), as follows: 1/48th of such remaining Shares (24,740 shares) shall vest for each full month Purchaser continues to be a Service Provider following the Commencement Date.

          All Purchased Shares as to which the Repurchase Right lapses shall, however, continue to be subject to (i) the First Refusal Right under Article 6, and (ii) the market stand-off provisions of Section 3.3, and (iii) the transfer restrictions set forth in Articles 2 and 4.

          5.4  Accelerated Vesting.  If one of the events defined in this
               -------------------
Section 5.4 occurs, the vesting schedule as defined in Section 5.3 will be accelerated in accordance with the terms in this Section:

               (a) Upon the occurrence of any one of the following events (any of such events, a "Change of Control"), the Repurchase Right shall terminate with respect to, and the Purchaser shall acquire a vested interest in, ten percent (10%) of the Purchased Shares (125,000 shares):

                    (i) Upon the consummation of the acquisition of 51% or more of the outstanding stock of the Company pursuant to a tender offer validly made under any federal or state law (other than a tender offer by the Company);

                    (ii) Upon the consummation of a merger, consolidation or other reorganization of the Company (other than a reincorporation of the Company), if after giving effect to such merger, consolidation or other reorganization of the Company, the stockholders of the Company immediately prior to such merger, consolidation or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary voting power to elect directors of the surviving or resulting entity after such merger, consolidation or other reorganization;

                    (iii) Upon the sale of all or substantially all of the assets of the Company to a third party who is not an affiliate of the Company; or

                    (iv) Upon the dissolution of the Company pursuant to action validly taken by the stockholder of the Company in accordance with applicable state law;

provided that (1) Purchaser is a Service Provider of the Company at or after the commencement (as determined by the Board of Directors of the Company in its reasonable discretion) of a Change of Control and (2) Purchaser is still a Service Provider of the Company at the time of the conclusion of such Change of Control (unless Purchaser's employment by, or relationship with, the Company was terminated involuntarily other than for Cause (as defined below) during the interim period between the commencement of any such Change of Control and the conclusion of that particular Change of Control).

               (b) If Purchaser's employment as a Service Provider for the Company is terminated without Cause on or before eighteen (18) months following the effective date of the Change in Control, the Repurchase Right shall terminate with respect to, and the Purchaser shall acquire a vested interest in, fifty percent (50%) of the then remaining Unvested Shares.

                    (i) For the purposes of this Section 5.4, only, "Cause" shall mean the occurrence of:

                         (A) Purchaser's willful misconduct or gross negligence
in performance of his duties hereunder, including Purchaser's refusal to comply in any material respect with the legal directives of the Company's Board of Directors so long as such directives are not inconsistent with Purchaser's position and duties, and such refusal to comply is not remedied within ten (10) working days after written notice from the Company, which written notice shall state that failure to remedy such conduct may result in termination for Cause;

                         (B) Dishonest or fraudulent conduct, a deliberate
attempt to do an injury to the Company, or conduct that materially discredits the Company or is materially detrimental to the reputation of the Company, including conviction of a felony; or

                         (C) Purchaser's incurable material breach of any
element of the Company's Confidential Information and Invention Assignment Agreement, including without limitation, Purchaser's theft or other misappropriation of the Company's proprietary information.

          (c) If Purchaser's employment as a Service Provider for the Company is terminated without Cause, the Repurchase Right shall terminate with respect to, and Purchaser shall acquire a vested interest in, the lesser of (i) all then remaining Unvested Shares or (ii) six (6) monthly installments of the remaining Unvested Shares (an additional 148,440 Purchased Shares).

          (d) If Purchaser's employment as a Service Provider for the Company is terminated as a result of Purchaser's death or Disability (as defined below), the Repurchase

Right shall terminate with respect to, and Purchaser shall acquire a vested interest in, the lesser of (i) all then remaining Unvested Shares or (ii) twelve
(12) monthly installments of the remaining Unvested Shares (an additional 296,880 Purchased Shares):

                    (i) For purposes of this Section 5.4 only, "Disability" shall be deemed to have occurred when Purchaser's employment as a Service Provider on behalf of the Company is terminated because Purchaser is unable to engage in any substantial, gainful activity on behalf of the Company by reason of any medically determinable physical or mental impairment.

               (e) In the event of the termination of Purchaser's employment as a Service Provider by the Company with Cause, the Repurchase Right shall not terminate with respect to any Unvested Shares then remaining except as provided in Section 5.3.

          5.5  Fractional Shares.  No fractional shares shall be repurchased by
               -----------------
the Company. Accordingly, should the Repurchase Right extend to a fractional share at the time Purchaser ceases to be a Service Provider, then such fractional share shall be added to any fractional share in which Purchaser is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

          5.6  Additional Shares or Substituted Securities.  In the event of any
               -------------------------------------------
stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company's capital structure, provided that the aggregate Purchase Price shall remain the same.

     6.   Right of First Refusal.
          ----------------------

          6.1  Grant.  The Company is hereby granted the right of first refusal
               -----
(the "First Refusal Right"), exercisable in connection with any proposed sale or other transfer of the Purchased Shares in which Purchaser has vested in accordance with Article 5. For purposes of this Article 6, the term "transfer" shall include any assignment, pledge, encumbrance or other disposition for value of the Purchased Shares intended to be made by the Owner, but shall not include any of the permitted transfers under Section 4.1.

          6.2  Notice of Intended Disposition.  In the event the Owner desires
               ------------------------------
to accept a bona fide third-party offer for any or all of the Purchased Shares (the shares subject to such offer to be hereinafter called, for purposes of this Article 6, the "Target Shares"), the Owner shall promptly (a) deliver to the Secretary of the Company written notice (the "Disposition Notice") of the offer and the basic terms and conditions thereof, including the proposed purchase price, and

(b) provide satisfactory proof that the disposition of the Target Shares to the third-party offeror would not contravene the provisions of Articles 2 and 3 of this Agreement.

          6.3  Exercise of Right.  The Company (or its assignees) shall, for a
               -----------------
period of thirty (30) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to the Owner prior to the expiration of the thirty (30) day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Company (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the Owner shall deliver to the Company the certificates representing the Target Shares to be repurchased, properly endorsed for transfer. If any of the Target Shares are at the time held in escrow under Article 7, the certificates for such shares shall automatically be released from escrow and surrendered to the Company for cancellation. The Target Shares so purchased shall thereupon be canceled and cease to be issued and outstanding shares of the Company's Common Stock.

          Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Company (or its assignees) cannot agree on such cash value within ten (10) days after the Company's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Company (or its assignees), or, if they cannot agree on an appraiser within twenty (20) days after the Company's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Owner and the Company. The closing shall then be held on the latter of
(a) the fifth business day following delivery of the Exercise Notice or (b) the 15th day after such cash valuation shall have been made.

          6.4  Non-Exercise of Right.  In the event the Exercise Notice is not
               ---------------------
given to the Owner within thirty (30) days following the date of the Company's receipt of the Disposition Notice, the Owner shall have a period of thirty (30) days thereafter, in which to sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third-party purchaser than those specified in the Disposition Notice; provided that any such sale or disposition must not contravene the provisions of Article 2 of this Agreement. If any of the Target Shares are at the time held in escrow under Article 7, the certificates for such shares shall automatically be released from escrow and surrendered to the Owner. The third-party purchaser shall acquire the Target Shares free and clear of all the terms and provisions of this Agreement (including the Company's Repurchase Right under Article 5 and the First Refusal Right hereunder). If the Owner does not sell or otherwise dispose of the Target Shares within the specified thirty (30) day period, the Company's First Refusal Right shall continue to apply to any subsequent disposition of the Target Shares by the Owner until such right lapses in accordance with Section 6.7.

          6.5  Partial Exercise of Right.  In the event the Company (or its
               -------------------------
assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, the Owner shall have the option, exercisable by written notice to the Company within thirty (30) days after receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

               (a) sale or other disposition of all the Target Shares to a third-party purchaser in compliance with the requirements of Section 6.4, as if the Company did not exercise the First Refusal Right hereunder; or

               (b) sale to the Company (or its assignees) of the portion of the Target Shares which the Company (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of Section 6.3.

          Failure of the Owner to deliver timely notification to the Company under this Section 6.5 shall be deemed to be an election by the Owner to sell the Target Shares pursuant to alternative (a) above.

          6.6  Recapitalization.
               ----------------

               (a) In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Company's First Refusal Right hereunder, but only to the extent the Purchased Shares are at the time covered by such right.

               (b) In the event of a Change of Control (as defined in Section 5.4), the Company's First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of a Change of Control, other than capital stock in a public company, but only to the extent the Purchased Shares are at the time covered by such right.

          6.7  Lapse. The First Refusal Right under this Article 6 shall lapse
               -----
and cease to have effect upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Company's Common Stock in the aggregate amount of at least $10,000,000.

          6.8  Legend.  In addition to the legends required by Section 2.4, all
               ------
certificates representing Purchased Shares subject to the Company's Right of Repurchase and the Right of First Refusal shall be endorsed with the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN RESTRICTIONS ON TRANSFER OF THE SECURITIES, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES AND CERTAIN REPURCHASE RIGHTS IN FAVOR OF THE COMPANY UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

     7.   Escrow.
          ------

          7.1  Deposit.  Upon issuance, the certificates for the Purchased
               -------
Shares shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this Article 7. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit A. The deposited certificates, together with any other
            ---------
assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 7.3. Upon delivery of the certificates (or other assets and securities) to the Company, the Owner shall be issued an instrument of deposit acknowledging the number of Purchased Shares (or other assets and securities) delivered in escrow to the Secretary of the Company.

          7.2  Recapitalization.  All regular cash dividends on the Purchased
               ----------------
Shares (or other securities at the time held in escrow) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration or in the event of a Change of Control, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately delivered to the Secretary of the Company to be held in escrow under this Article 7, but only to the extent the Purchased Shares are at the time subject to the escrow requirements of Section 7.1.

          7.3  Release/Surrender.  The Purchased Shares, together with any other
               -----------------
assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

               (a) Should the Company exercise the Repurchase Right under
Article 5 with respect to any Unvested Shares, then the escrowed certificates for such Unvested

Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Company for cancellation, concurrently with the payment to the Owner, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), of an amount equal to the aggregate Purchase Price for such Unvested Shares, and the Owner shall have no further rights with respect to such Unvested Shares (or other assets or securities).

          (b) Should the Company exercise its First Refusal Right under Article 6 with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities issued with respect thereto) shall, concurrently with the payment of the purchase price for such Target Shares to the Owner, be surrendered to the Company for cancellation, and the Owner shall have no further rights with respect to such Target Shares (or other assets or securities).

          (c) Should the Company elect not to exercise its First Refusal Right under Article 6 with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities issued with respect thereto) shall be surrendered to the Owner for disposition according to the provisions of Section 6.4.

          (d) As the interest of Purchaser in the Purchased Shares (or any other assets or securities issued with respect thereto) vests in accordance with the provisions of Article 5, the certificates for such vested shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Owner upon the request of the Owner.

     8.   General Provisions.
          ------------------

          8.1  Assignment.  The Company may assign its Repurchase Right under
               ----------
Article 5 and/or its First Refusal Right under Article 6 to any person or entity selected by the Company's Board of Directors, including one or more stockholders of the Company.

          If the assignee of the Repurchase Right is other than a parent or subsidiary corporation of the Company, then such assignee must make a cash payment to the Company, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of the fair market value of the Unvested Shares at the time subject to the Repurchase Right (as determined by the Company's Board of Directors) and the aggregate price payable for such Unvested Shares.

          8.2  No Employment or Service Contract.  NOTHING IN THIS AGREEMENT
               ---------------------------------
SHALL CONFER UPON PURCHASER ANY RIGHT TO CONTINUE IN THE SERVICE OF THE COMPANY (OR ANY PARENT OR SUBSIDIARY CORPORATION OF THE COMPANY) FOR ANY PERIOD OF TIME OR RESTRICT IN ANY WAY THE RIGHTS OF THE COMPANY (OR ANY PARENT OR SUBSIDIARY CORPORATION OF THE COMPANY) OR PURCHASER, TO TERMINATE THE SERVICE PROVIDER STATUS OF PURCHASER AT ANY TIME FOR ANY REASON WHATSOEVER, WITH OR WITHOUT CAUSE.

          8.3  Notices.  Any notice required in connection with (a) the
               -------
Repurchase Right or the First Refusal Right or (b) the disposition of any Purchased Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with a nationally recognized courier service, or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice under this Section 8.3 to all other parties to this Agreement.

          8.4  No Waiver.  The failure of the Company (or its assignees) in any
               ---------
instance to exercise the Repurchase Right granted under Article 5, or the failure of the Company (or its assignees) in any instance to exercise the First Refusal Right granted under Article 6, shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Purchaser. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

          8.5  Cancellation of Shares.  If the Company (or its assignees) shall
               ----------------------
make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

     9.   Miscellaneous Provisions.
          ------------------------

          9.1  Purchaser Undertaking.  Purchaser hereby agrees to take whatever
               ---------------------
additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out the obligations or restrictions imposed on Purchaser under this Agreement.

          9.2  Agreement Is Entire Contract.  This Agreement constitutes the
               ----------------------------
entire contract between the parties hereto with regard to the subject matter hereof.

          9.3  Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such state.

          9.4  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          9.5  Successors and Assigns.  The provisions of this Agreement shall
               ----------------------
inure to the benefit of, and be binding upon, the Company and its successors and assigns and Purchaser and Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

           [The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the parties have executed this Founder's Stock Purchase Agreement on the day and year first indicated above.

                                        SPRINGBANK NETWORKS, INC.



                                        By______________________________


                                        Name____________________________


                                        Title___________________________

                                        Address:  10095 Judy Avenue
                                                  Cupertino, CA 95014
                                                  Attention: President


                                        PURCHASER

                                        ________________________________


                                        Address:  ______________________

                                                  ______________________

                                                  ______________________

                                   EXHIBIT A
                                   ---------

                     ASSIGNMENT SEPARATE FROM CERTIFICATE
                     ------------------------------------

          FOR VALUE RECEIVED and pursuant to that certain Founder's Stock Purchase Agreement between the undersigned ("Stockholder") and Springbank Networks, Inc. dated January __ 2000 (the "Agreement"), Stockholder hereby sells, assigns and transfers unto_______________________________________________
(__________) shares of the Common Stock of Springbank Networks, Inc. standing in Stockholder's name on the books of said corporation represented by Certificate No. ___ herewith and does hereby irrevocably constitute and appoint ____________________ to transfer said stock on the books of the within-named corporation with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.


Dated: __________, ___,


                                             Signature:


                                             __________________________

                                             __________________________



Instruction: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO EXERCISE ITS REPURCHASE OPTION SET FORTH IN THE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF STOCKHOLDER.

                                   EXHIBIT B
                                   ---------

                        ELECTION UNDER SECTION 83(B) OF

                           THE INTERNAL REVENUE CODE

          The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

          (i) The name, address and social security number of the undersigned:

                 _____________________________________________

                 _____________________________________________

                 _____________________________________________

                 Social Security No.:_________________________

          (ii) Description of property with respect to which the election is being made:

                 1,250,000 shares of common stock of Springbank Networks, Inc. (the "Company").

          (iii) The date on which the property was transferred is January __, 2000.

          (iv) The taxable year to which this election relates is calendar year 2000.

          (v)    Nature of restrictions to which the property is subject:

                 The shares of stock transferred to the undersigned taxpayer are subject to the provisions of a right of repurchase in favor of the Company, in the event of the undersigned's termination of employment with the Company.

          (vi) The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $0.001 per share.

          (vii) The amount paid by taxpayer for the property was $0.001 per share.

          (viii) A copy of this statement has been furnished to the Company.


Dated:  __________, 2000

                                                      _________________________

                                                      _________________________